UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): September 29, 1999


                            United Grocers, Inc.
           (Exact name of registrant as specified in its charter)



           Oregon                 2-60487             93-0301970
      (State or other          (Commission           (IRS Employer
      jurisdiction of          File Number)         Identification
       incorporation)                                    No.)



                             6433 S.E. Lake Road
                           Milwaukie, Oregon 97222
             (Address of principal executive offices)(Zip code)



     Registrant's telephone number, including area code: (503) 833-1000



                                    None
        (Former name or former address, if changed since last report)















                        Exhibit Index on Page 6

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Item 1.     Changes in Control in Registrant.

            Effective September 29, 1999, New UG Corp. (the "Subsidiary"), a wholly-owned subsidiary of Unified Western Grocers, Inc. (formerly, "Certified Grocers of California, Ltd.")("Unified"), merged (the "Merger") with and into United Grocers, Inc. (the "Company"), pursuant to the Agreement and Plan of Merger dated as of June 14, 1999, and amended as of August 11, 1999, among the Company, the Subsidiary and Unified (the "Agreement").

            As a result of the Merger, (i) the separate corporate existence of the Subsidiary ceased, (ii) each share of the Company's Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than treasury stock) was converted into the right to receive 0.228 shares of Unified's capital stock, and (iii) the Company became a wholly-owned subsidiary of Unified.

            The first 100 shares received by a shareholder of the Company as a result of the Merger will be Class A Shares and any additional shares will be Class B Shares. No fractional shares will be issued as a result of the Merger and, in lieu thereof, the value of any fractional share, based upon the book value of a share of the Company's Common Stock as of April 2, 1999 (i.e., $57.90), will be added to the shareholder's deposit account. Each treasury share of the Company has been canceled and retired without any payment. Each shareholder of the Company that becomes a director of Unified will receive one Class C Share of Unified.

            To finance the Merger, Unified has obtained a new $40 million term loan from institutional lenders named in the term loan agreement (the "Term Loan") and a $200 million revolving credit facility from banks named in the revolving credit agreement (the "Revolving Credit").

            The Revolving Credit provides for a five-year, $200 million revolving credit secured by accounts receivables and inventory. Borrowings bear interest at either:

      o LIBOR plus an applicable margin based on a funded debt to operating cash flow ratio; or

      o the higher of the lender's base rate or .50% above the lender's federal funds borrowing rate.

            The Revolving Credit permits advances at up to 85% of eligible accounts receivable and at 40-60% of eligible inventory. The security interest would be released if Unified achieves designated investment grade ratings for a period of not less than one year. The pricing, structure and terms of the



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facility can be modified, if necessary, to achieve syndication provided that interest expense cannot increase more than 50 basis points.

            The Term Loan from Unified's existing term lenders provides for collateralization of Unified's existing $80 million 7.22% senior unsecured notes with property, plant and equipment and the issuance of $40 million of new ten year senior mortgage notes. The interest rate on the existing $80 million senior notes has increased by .50% and the senior mortgage notes bear interest at 2.8% over the applicable U.S. Treasury Rate for ten year notes. The interest rate increase on the existing $80 million senior notes and the securitization of both notes would be eliminated in the event Unified achieves designated investment grade ratings for a period of not less than one year.

            Unified's existing revolving credit lender, Rabobank Nederland, received a fee of $1,750,000 at closing. In addition, Rabobank will receive an annual administrative fee of $50,000.

            These credit agreements contain customary representations, warranties, covenants and default provisions for financings of this type, including financial ratio covenants modeled after covenants contained in Unified's previous loan agreements, modified to reflect the Merger and the additional extension of credit reflected by the commitments.

            The borrowings under these facilities are intended to provide funds to meet the on-going borrowing requirements of Unified, to repay existing institutional indebtedness of the Company, to fund redemption of shares of terminated members and to meet other cash requirements of the Merger.

            The foregoing description of the Merger is qualified by the terms and conditions of the Agreement, a copy of which is filed as an exhibit hereto.

Item 5.     Other Events.

            In connection with the Merger, Unified has fully and unconditionally guaranteed all debt securities (the "Notes") which the Company has issued, or may issue from time to time, pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended or supplemented, by and between the Company and State Street Bank and Trust Company. On July 2, 1999, there were outstanding $31,302,000 aggregate principal amount of Notes of the Company.

            The Company has made an application to the Securities and Exchange Commission (the "SEC") to delist the Company's Common Stock and the Notes. The Company anticipates that this application will be granted. Accordingly, the Company anticipates that it will not continue to file reports, proxy statements



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and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the Company does not continue to make such filings, summarized financial information with respect to the Company may be included in the footnotes to the audited consolidated financial statements of Unified included in its Annual Report on Form 10-K filed from time to time pursuant to Section 13 of the Exchange Act.

Item 7.     Financial Statements and Exhibits.

            Exhibits. The following is a list of the exhibits filed as a part of this report.


Exhibit
Number                        Description
------                        -----------

2.1 Agreement and Plan of Merger dated as of June 14, 1999 and as amended as of August 11, 1999, by and among the Company, the Subsidiary and Unified+

4.1 Guarantee dated September 29, 1999 by the Company of debt securities of United issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United and State Street Bank and Trust Company

99.1        Press Release of the Company and Unified dated June 16, 1999

99.2        Press Release of Unified dated September 28, 1999

99.3        Press Release of Unified dated September 30, 1999

--------
+ All schedules and exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in the Agreement and Plan of Merger. The Company will furnish supplementally any omitted schedule or exhibit to the Securities and Exchange Commission upon request.





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                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 13, 1999                  UNITED GROCERS, INC.


                                        By    /s/ David A. Woodward
                                              ---------------------
                                              David A. Woodward,
                                              Treasurer


































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                                  EXHIBIT INDEX

Exhibit                                                                  Page
-------                                                                  ----

2.1      Agreement and Plan of Merger dated as of June 14, 1999 and as    N/A
         amended as of August 11, 1999, by and among the Company, the Subsidiary and Unified

4.1      Guarantee dated September 29, 1999 by the Company of debt          7
         securities of United issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United and State Street Bank and Trust Company

99.1     Press Release of the Company and Unified dated June 16, 1999      12

99.2     Press Release of Unified dated September 28, 1999                 14

99.3     Press Release of Unified dated September 30, 1999                 16

































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                                                                     Exhibit 4.1
                                                                     -----------

                                  GUARANTEE


            This Guarantee, dated as of September 29, 1999, is made by Unified Western Grocers, Inc., a California corporation (the "Guarantor"), to and in favor of State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as successor trustee (the "Trustee") under the Indenture (as defined below), for the benefit of the Trustee and the registered holders of the Securities (as defined below) (collectively, the "Holders").

            WHEREAS the Guarantor is the owner of all the issued and outstanding capital stock of United Grocers, Inc., an Oregon corporation (the "Company"); and

            WHEREAS the Company has issued, and may issue from time to time, debt securities (collectively, whether now outstanding or hereafter issued, the "Securities") pursuant to that certain Indenture, dated as of February 1, 1978, by and between the Company and United States National Bank of Oregon as original trustee, with respect to which the Trustee now serves as successor trustee (such Indenture collectively with the supplemental indentures entered into subsequent to and thereunder, the "Indenture");

            NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration given by the Holders and the Company to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

            1. Guarantee. The Guarantor hereby, irrevocably and unconditionally guarantees (as a guarantor and not as a surety) to the Trustee and to the holders of the Securities the due and punctual payment of the principal of, premium, if any, and interest on such Securities, and amounts otherwise owing and payable by the Company under the Indenture, in each case when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms of the Indenture, in each case whether now existing or hereafter arising (the obligations set forth in this Section 1 being the "Guaranteed Obligations").

            2. Remedies. The guarantee set forth in Section 1 constitutes a present and continuing guarantee of payment and performance and not of collection. The Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Guaranteed Obligations from time to time. The Guarantor agrees that neither the Trustee nor the Holders shall be bound to exhaust their recourse against the Company or any other person or to make demand upon the Company or to realize on




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any security they may hold in respect of the Guaranteed Obligations before being entitled to payment or performance hereunder. The Guarantor hereby waives the right to require the Trustee or the Holders to join the Company in any action brought hereunder or to commence any action against or obtain any judgment against the Company or to pursue any other remedy or enforce any other right.
The Guarantor further agrees that nothing contained herein or otherwise shall prevent the Trustee or the Holders from pursuing concurrently or successively all rights and remedies available to them at law or in equity or under the Indenture, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor's obligations hereunder.

            3. Payment on Demand. The Guarantor shall make payment of the amount of the Guaranteed Obligations and all other amounts payable by it to the Trustee or the Holders hereunder after demand is made in writing to it, and such demand shall be deemed to have been effectively made when an envelope containing such demand, addressed to Unified Western Grocers, Inc., 5200 Sheila Street, Commerce, CA 90040, Attention: President, is delivered to such address personally or by certified mail.

            4. Subrogation. Upon receipt by the Trustee or the Holders of any payment or payments under this Guarantee, the Guarantor shall not be entitled to claim repayment against the Company until the claims of the Holders against the Company in respect of the Guaranteed Obligations have been paid in full; and in the case of the liquidation, winding-up or bankruptcy of the Company (whether voluntary or compulsory) or in the event that the Company shall make a bulk sale of any of the Company's assets within the provisions of any bulk sales legislation or makes an assignment for the benefit of creditors or the assets of the Company are distributed to creditors for any other reason, the Holders shall have the right to rank in priority to the Guarantor for their full claims in respect of the Guaranteed Obligations and receive all distributions and other payments in respect thereof until their claims in respect of the Guaranteed Obligations have been paid in full, and the Guarantor shall continue to be liable, less any payments made by or on behalf of the Guarantor, for any balance which may be owing to the Holders by the Company. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Trustee and the Holders and shall forthwith be paid to the Trustee or such Holders.

            5. Suspension of Guarantor Rights. The Guarantor agrees that so long as any obligations remain outstanding hereunder, whether present or future, direct or indirect, absolute or contingent, matured or not, the Guarantor shall




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not exercise any rights which the Guarantor may at any time have by reason of the performance of any of its obligations hereunder:

                        (i) to be indemnified by the Company;

                       (ii) to claim contribution from any other guarantor of
            the debts, liabilities or obligations of the Company; or

                      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Trustee or the Holders under the Indenture.

            6. Waivers. The Guarantor hereby waives, to the extent permitted by applicable law, (i) notice of acceptance of this Guarantee by the Trustee or the Holders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Guarantor may have against the Company, (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge the Guarantor with liability, except for demands or notices expressly provided for herein, and (iv) any failure by the Holders or the Trustee to inform the Guarantor of any facts the Holders or the Trustee may now or hereafter know about the Company, the Securities or the transactions contemplated by the Indenture, it being understood and agreed that the Holders or the Trustee have no duty to so inform and that the Guarantor is fully responsible for being and remaining informed by the Company of all circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations. No modification or waiver of any of the provisions of this Guarantee shall be binding upon the Holders except as expressly set forth in a writing duly signed and delivered by the Trustee or, with respect to any particular Holder, by such Holder.

            7. Continuing Guarantee. The guarantee set forth herein shall be a continuing guarantee and shall extend to all present and future Guaranteed Obligations and shall be binding as a continuing obligation of the Guarantor until the date on which the Company or the Guarantor shall have performed and satisfied in full the Guaranteed Obligations. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of




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any of the Guaranteed Obligations is rescinded or must otherwise be refunded by the Holders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, regardless of whether the Holders contested the order requiring the return of such payment, all as though such payment had not been made.

            8. Successors of the Company. Any change or changes in the name of the Company or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Company or its business shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this Guarantee shall extend to any person, firm or company acquiring or from time to time carrying on the business of the Company.

            9. Payment of Taxes. Any and all payments by the Guarantor hereunder shall be made and shall be free and clear of and without set-off or counterclaim and without deduction for or on account of, or withholding for, any and all present or future income or other taxes, levies, imposts, dues, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatever now or hereafter imposed, levied, collected or withheld or assessed by the United States or any state or political subdivision or taxing authority thereof or therein, and all liabilities with respect thereto (all such taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"), unless such Taxes are required by law or the administration thereof to be deducted or withheld.

            10. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of California applicable thereto (without regard to any applicable conflicts of law) and shall be treated in all respects as a California contract.

            11. Headings. The division of this Guarantee into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.

            12. Severability. Any provision of this Guarantee which is invalid or not enforceable shall not affect any other provision and shall be deemed to be severable.

            13. Successors and Assigns. This Guarantee shall extend to and inure to the benefit of the Trustee and the Holders and their respective successors and assigns and shall be binding upon the Guarantor and its successors and




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assigns. This Guarantee is assignable by the Holders to the extent and in the same proportion that any underlying interest in the Securities and applicable Indenture has been assigned and is assignable by the Trustee to any successor Trustee under the Indenture.

            IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee and affixed its corporate seal under the hand of its proper officer duly authorized in that behalf as of the day and year first above written.


Accepted and Agreed to as of           "Guarantor"
September 29, 1999
                                       UNIFIED WESTERN GROCERS, INC.
STATE STREET BANK AND TRUST
COMPANY, as Trustee                    By: /s/ Alfred A. Plamann
                                           -------------------------------
                                           Alfred A. Plamann,
By:  /s/ Jacqueline A. Bonhomme            President and Chief Executive Officer
     ------------------------------
     Jacqueline A. Bonhomme
     Assistant Vice President























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                                                                    Exhibit 99-1
                                                                    ------------




For Immediate Release                                                 Contacts:
---------------------                                                 ---------
June 16, 1999                                Certified: Bob Ling (323) 264-5200
                                            United: Amy Paterson (503) 221-0480

                 BOARDS OF CERTIFIED AND UNITED GROCERS
                             APPROVE MERGER

      (LOS ANGELES) - An agreement to merge Certified Grocers of California, Ltd. and United Grocers, Inc. was unanimously approved June 9, 1999 by the Boards of Directors of both organizations.

      The new company will be named Unified Western Grocers, Inc. and will continue to conduct business under the trade names Certified Grocers of California and United Grocers, Inc. in three primary West Coast regions:
Southern California, Northern California and Oregon. As announced previously, Alfred A. Plamann, president and chief executive officer of Certified Grocers of California, will serve as chief executive officer of the new organization.

      Consummation of the merger is contingent upon clearance from regulatory authorities, completion of financing, approval by shareholders of both organizations at meetings that are tentatively scheduled for late August, and various other conditions. If the merger is consummated, it will create the largest retailer-owned grocery cooperative in the Western United States with annual sales volume of approximately $3 billion.

      Officials at both organizations anticipate that the combination of the two companies will result in annual savings in excess of $20 million after management's plans have been implemented. These savings are expected to be achieved by eliminating redundant facilities, combining similar departments and functions and by reducing overall administrative costs. Additionally, the new company expects to benefit from increased buying power and from synergies representing the best practices of both organizations.









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      "This is a tremendously important transaction for independent grocery retailers located throughout the Western United States," said Plamann. "Years ago, independent grocers formed retailer-owned organizations in order to remain competitive with fast growing supermarket chains. Today, these organizations must merge in order to remain competitive with our supermarket chain counterparts. This transaction is a major step in that direction."

      According to Terry Olsen, president and chief executive officer, United Grocers, Inc., the merger of Certified and United Grocers will significantly enhance the existing strengths of the two organizations. "The combination of our companies will create an organization with significant size and marketplace clout - characteristics that will translate into a wider array of benefits, services and growth opportunities for each and every one of our retail members/customers."

      Founded in 1922, Certified Grocers is a retailer-owned grocery distributor that supplies more than 2,500 retail stores in California, Arizona, Nevada and the Pacific. Certified and its subsidiaries, which generated $1.8 billion in sales during the fiscal 1998 year, offer independent retailers all the resources they need to compete in the supermarket industry. Certified is headquartered in Commerce, Calif., has distribution centers in Commerce, Stockton, Santa Fe Springs and Fresno and operates manufacturing facilities in Los Angeles.

      Based in Portland, Ore., United Grocers is a retailer-owned grocery distributor that supplies groceries and related products and services to approximately 1,200 independent retailers located in Oregon, Western Washington and Northern California. Organized in 1915, United Grocers maintains distribution centers in Milwaukie, Ore., Medford, Ore., Modesto, Calif. and Tracy, Calif.



















This press release contains forward looking statements including statements with respect to benefits expected to be derived from the proposed merger. There are a variety of factors which could cause actual results to differ materially from those anticipated by the statements made above. The merger and the risks associated therewith will be described in detail in a joint proxy statement/prospectus to be delivered to shareholders.



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                                                                    Exhibit 99-2
                                                                    ------------


                                 UNIFIED LOGO
      5200 Sheila Street .  Commerce .  California 90040 .  (323) 264-5200




For Immediate Release                                                 Contacts:
---------------------                                                 ---------
Sept. 28, 1999                          Tom Schaffner (323) 264-5200, ext. 4150
                                                    Amy Paterson (503) 221-0480

                CERTIFIED, UNITED SHAREHOLDERS APPROVE MERGER,
                        CREATE UNIFIED WESTERN GROCERS

      (LOS ANGELES) - Shareholders of Certified Grocers of California, Ltd. and United Grocers, Inc. have voted overwhelmingly in favor of merging their grocery cooperatives into a single entity named Unified Western Grocers. The announcement follows meetings of members of both organizations held yesterday in Los Angeles and Portland, Ore.

      Closing of the merger is conditioned upon completion of financing and other conditions and is expected within a few days. The merger will create an organization with $3 billion in annual sales and approximately 3,500 employees. With approximately 725 members, Unified Western Grocers will supply independent retail grocers in Washington, Oregon, California, Nevada, Arizona and Hawaii and becomes the largest retailer-owned grocery cooperative in the western United States.

      Alfred A. Plamann, president and chief executive officer of Certified Grocers, has been named president and chief executive officer of Unified Western Grocers and Terrence W. Olsen, president and chief executive officer of United Grocers has been named executive vice president and chief operating officer of the new company.

      "This merger is in direct response to the competitive environment that has characterized the nation's grocery industry in the past few years," said Plamann. "Unified Western Grocers will have the necessary size and scale to ensure that independent retailers remain competitive in the overall grocery market."













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Page 2
Unified Western Grocers



      By eliminating redundant facilities, combining similar departments and functions and operating more efficiently, Unified Western Grocers expects to benefit from lower costs. Additionally, the new company expects to benefit from increased buying power and from synergies representing the best practices of both Certified and United Grocers.

      Unified Western Grocers, Inc. will continue to conduct business under the trade names Certified Grocers of California and United Grocers, Inc. in three primary West Coast regions: Southern California, Northern California and Oregon. Additionally, the company will maintain offices in Southern California, Northern California and Oregon.

      "Even though this merger has been in the works for several months, personnel from both companies have spent a considerable amount of time working together and planning for the successful integration of our two organizations," Olsen said. "Several transition teams are already in place and have developed initiatives that will help us achieve our synergy targets efficiently and effectively."


















This press release contains certain forward-looking statements about the future performance of Unified Western Grocers. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Unified Western Grocers and other factors affecting the businesses of the Company, which are described in filings with the Securities and Exchange Commission.



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



                                                                    Exhibit 99-3
                                                                    ------------


                                 UNIFIED LOGO
      5200 Sheila Street .  Commerce .  California 90040 .  (323) 264-5200




For Immediate Release                                                Contacts:
---------------------                                                ---------
Sept. 30, 1999                        Tom Schaffner (323) 264-5200, ext. 4150
                                                  Amy Paterson (503) 221-0480


              MERGER COMPLETED BETWEEN CERTIFIED, UNITED GROCERS


      (LOS ANGELES) - Certified Grocers of California, Ltd. and United Grocers, Inc. announced today the completion of their merger. The new company, Unified Western Grocers ("Unified"), begins its new fiscal year on Sunday, Oct. 3, 1999.

      Unified Western Grocers is a retailer-owned grocery distributor that supplies independent retailers in California, Oregon, Nevada, Arizona and Hawaii. Unified and its subsidiaries, which generated approximately $3 billion in sales during the 1999 fiscal year, offer independent retailers all the resources they need to compete in the supermarket industry.



























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